Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OFTHE SARBANES-OXLEY ACT OF 2002

In connection with the Cascade Energy, Inc. (the "Company") quarterly report on Form 10-QSB for the three month period ending May 31, 2005,, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Chris Foster, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

3.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

4.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  July 15, 2005

/s/ Chris Foster
(Signature)

Chief Financial Officer
(Title)